                                                                    EXHIBIT 5.35

================================================================================


                          REVOLVING CREDIT AGREEMENT



                                  dated as of
                               January 11, 2000



                              PCSupport.com, Inc.
                                 ("Borrower")



                                      and



                        ICE HOLDINGS NORTH AMERICA, LLC
                                   ("Lender")



                                   $1,000,000


================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                                                 Page
                                                                                                                 ----
ARTICLE I.......................................................................................................... 1
---------
   1.1   Definitions............................................................................................... 1
         -----------
         "ADA"..................................................................................................... 1
          ---
         "Affiliate"............................................................................................... 1
          ---------
         "Agreement"............................................................................................... 1
          ---------
         "Asset Sale".............................................................................................. 1
          ----------
         "Bankruptcy Code"......................................................................................... 1
          ---------------
         "Borrower"................................................................................................ 1
          --------
         "Borrowing"............................................................................................... 1
          ---------
         "Business Day"............................................................................................ 2
          ------------
         "Capital Expenditures".................................................................................... 2
          --------------------
         "Capital Lease"........................................................................................... 2
          -------------
         "Capital Lease Obligations"............................................................................... 2
          -------------------------
         "Change of Control"....................................................................................... 2
          -----------------
         "Closing Date"............................................................................................ 2
          ------------
         "Compliance Certificate".................................................................................. 2
          ----------------------
         "Debt".................................................................................................... 3
          ----
         "Debt Financing Fee"...................................................................................... 3
          ------------------
         "Distributions"........................................................................................... 3
          -------------
         "Dollars"................................................................................................. 3
          -------
         "ERISA"................................................................................................... 3
          -----
         "ERISA Event"............................................................................................. 3
          -----------
         "ERISA Group"............................................................................................. 3
          -----------
         "Event of Default"........................................................................................ 3
          ----------------
         "Fees".................................................................................................... 3
          ----
         "Financial Statement(s)".................................................................................. 3
          ----------------------
         "GAAP".................................................................................................... 4
          ----
         "Governing Documents"..................................................................................... 4
          -------------------
         "Governmental Authority".................................................................................. 4
          ----------------------
         "Hazardous Materials"..................................................................................... 4
          -------------------
         "Insolvency Proceeding"................................................................................... 4
          ---------------------
         "Indemnified Person(s)"................................................................................... 4
          ---------------------
         "Internal Revenue Code"................................................................................... 5
          ---------------------
         "Late Payment Fee"........................................................................................ 5
          ----------------
         "Lender".................................................................................................. 5
          ------
         "Lender Expenses"......................................................................................... 5
          ---------------
         "Lending Rate"............................................................................................ 5
          ------------
         "Lien".................................................................................................... 5
          ----
         "Loans"................................................................................................... 5
          -----
         "Loan Document(s)"........................................................................................ 5
          ----------------
         "Lockbox Agreement"....................................................................................... 6
          -----------------

         "Material Adverse Effect"................................................................................. 6
          -----------------------
         "Multiemployer Plan"...................................................................................... 6
          ------------------
         "Notes"................................................................................................... 6
          -----
         "Notice of Borrowing"..................................................................................... 6
          -------------------
         "Obligations"............................................................................................. 6
          -----------
         "Operating Lease"......................................................................................... 6
          ---------------
         "Participant"............................................................................................. 7
          -----------
         "PBGC".................................................................................................... 7
          ----
         "Permitted Debt".......................................................................................... 7
          --------------
         "Permitted Investments"................................................................................... 7
          ---------------------
         "Permitted Liens"......................................................................................... 7
          ---------------
         "Person".................................................................................................. 7
          ------
         "Plan".................................................................................................... 8
          ----
         "Purchase Money Lien"..................................................................................... 8
          -------------------
         "Real Estate Leases"...................................................................................... 8
          ------------------
         "Reportable Event"........................................................................................ 8
          ----------------
         "Responsible Officer"..................................................................................... 8
          -------------------
         "Retiree Health Plan"..................................................................................... 8
          -------------------
         "Revolving Credit Commitment"............................................................................. 8
          ---------------------------
         "Revolving Loans"......................................................................................... 8
          ---------------
         "Revolving Loans Daily Balances".......................................................................... 8
          ------------------------------
         "Revolving Loans Maturity Date"........................................................................... 8
          -----------------------------
         "Revolving Note".......................................................................................... 9
          --------------
         "Security Agreement"...................................................................................... 9
          ------------------
         "Solvent"................................................................................................. 9
          -------
         "Subsidiary".............................................................................................. 9
          ----------
         "Swaps"................................................................................................... 9
          -----
         "Taxes"................................................................................................... 9
          -----
         "Transferee".............................................................................................. 9
          ----------
         "Unfunded Liabilities"................................................................................... 10
          --------------------
         "Unmatured Event of Default"............................................................................. 10
          --------------------------
         "Warrants"............................................................................................... 10
          --------
   1.2   Accounting Terms and Determinations...................................................................... 10
         -----------------------------------
   1.3   Computation of Time Periods.............................................................................. 10
         ---------------------------
   1.4   Construction............................................................................................. 10
         ------------
   1.5   Exhibits and Schedules................................................................................... 10
         ----------------------
   1.6   No Presumption Against Any Party......................................................................... 10
         --------------------------------
   1.7   Independence of Provisions............................................................................... 11
         --------------------------

ARTICLE II........................................................................................................ 11
----------
   2.1   Revolving Loans ......................................................................................... 11
         ---------------
   2.2   Notice of Borrowing Requirements......................................................................... 11
         --------------------------------
   2.3   Interest Rates; Payments of Interest..................................................................... 12
         ------------------------------------
   2.4   Notes; Statements of Obligations......................................................................... 12
         --------------------------------
   2.5   Holidays................................................................................................. 13
         --------
   2.6   Time and Place of Payments............................................................................... 13
         --------------------------

   2.7   Debt Financing Fee................................................................................................ 13
         ------------------

ARTICLE III................................................................................................................ 13
-----------
   3.1   Conditions to Initial Loan or Letter of Credit.................................................................... 13
         ----------------------------------------------
   3.2   Conditions to all Loans .......................................................................................... 15
         -----------------------

ARTICLE IV................................................................................................................. 15
----------
   4.1   Legal Status...................................................................................................... 15
         ------------
   4.2   No Violation; Compliance.......................................................................................... 16
         ------------------------
   4.3   Authorization; Enforceability..................................................................................... 16
         -----------------------------
   4.4   Approvals; Consents............................................................................................... 16
         -------------------
   4.5   Liens............................................................................................................. 16
         -----
   4.6   Debt.............................................................................................................. 16
         ----
   4.7   Litigation........................................................................................................ 16
         ----------
   4.8   No Default........................................................................................................ 16
         ----------
   4.9   Subsidiaries...................................................................................................... 16
         ------------
   4.10  Taxes............................................................................................................. 17
         -----
   4.11  Correctness of Financial Statements............................................................................... 17
         -----------------------------------
   4.12  ERISA............................................................................................................. 17
         -----
   4.13  Other Obligations................................................................................................. 17
         -----------------
   4.14  Public Utility Holding Company Act................................................................................ 17
         ----------------------------------
   4.15  Investment Company Act............................................................................................ 17
         ----------------------
   4.16  Patents, Trademarks, Copyrights, and Intellectual Property, etc................................................... 18
         ----------------------------------------------------------------
   4.17  Environmental Condition........................................................................................... 18
         -----------------------
   4.18  Solvency.......................................................................................................... 18
         --------
   4.19  Real Estate Leases................................................................................................ 18
         ------------------
   4.20  Compliance With ADA............................................................................................... 18
         -------------------

ARTICLE V.................................................................................................................. 19
---------
   5.1   Punctual Payments................................................................................................. 19
         -----------------
   5.2   Books and Records................................................................................................. 19
         -----------------
   5.3   Financial Statements.............................................................................................. 19
         --------------------
   5.4   Existence; Preservation of Licenses; Compliance with Law.......................................................... 20
         --------------------------------------------------------
   5.5   Insurance......................................................................................................... 21
         ---------
   5.6   Assets............................................................................................................ 21
         ------
   5.7   Taxes and Other Liabilities....................................................................................... 21
         ---------------------------
   5.8   Notice to Lender.................................................................................................. 22
         ----------------
   5.9   Employee Benefits................................................................................................. 22
         -----------------
   5.10  Further Assurances................................................................................................ 23
         ------------------
   5.11  Bank Accounts..................................................................................................... 23
         -------------
   5.12  Environment....................................................................................................... 23
         -----------
   5.13  Real Estate Leases................................................................................................ 23
         ------------------
   5.14  ADA............................................................................................................... 23
         ---

ARTICLE VI................................................................................................................. 24
----------
   6.1   Use of Funds; Margin Regulation................................................................................... 24
         -------------------------------

   6.2   Debt............................................................................................................. 24
         ----
   6.3   Liens............................................................................................................ 24
         -----
   6.4   Merger, Consolidation, Transfer of Assets........................................................................ 24
         -----------------------------------------
   6.5   Leases........................................................................................................... 24
         ------
   6.6   Sales and Leasebacks............................................................................................. 25
         --------------------
   6.7   Asset Sales...................................................................................................... 25
         -----------
   6.8   Investments...................................................................................................... 25
         -----------
   6.9   Character of Business............................................................................................ 25
         ---------------------
   6.10  Distributions.................................................................................................... 25
         -------------
   6.11  Guaranty......................................................................................................... 25
         --------
   6.12  Transactions with Affiliates..................................................................................... 25
         ----------------------------
   6.13  Stock Issuance................................................................................................... 26
         --------------
   6.14  Transactions Under ERISA......................................................................................... 26
         ------------------------

ARTICLE VII............................................................................................................... 27
-----------
   7.1   Events of Default................................................................................................ 27
         -----------------
   7.2   Remedies......................................................................................................... 28
         --------
   7.3   Remedies Cumulative.............................................................................................. 28
         -------------------

ARTICLE VIII.............................................................................................................. 29
------------
   8.1   Taxes on Payments................................................................................................ 29
         -----------------
   8.2   Indemnification For Taxes........................................................................................ 29
         -------------------------
   8.3   Evidence of Payment.............................................................................................. 29
         -------------------

ARTICLE IX................................................................................................................ 29
----------
   9.1   Notices.......................................................................................................... 29
         -------
   9.2   No Waivers....................................................................................................... 30
         ----------
   9.3   Lender Expenses; Documentary Taxes; Indemnification.............................................................. 30
         ---------------------------------------------------
   9.4   Amendments and Waivers........................................................................................... 31
         ----------------------
   9.5   Successors and Assigns; Participations; Disclosure............................................................... 31
         --------------------------------------------------
   9.6   Counterparts; Effectiveness; Integration......................................................................... 32
         ----------------------------------------
   9.7   Severability..................................................................................................... 32
         ------------
   9.8   Governing Law.................................................................................................... 32
         -------------
   9.9   Judicial Reference............................................................................................... 32
         ------------------

                            EXHIBITS AND SCHEDULES
                            ----------------------



Exhibit 2.4(b)    -      Form of Notice of Borrowing

Exhibit 3.1(b)    -      Form of Opinions of Borrower's Counsel

Exhibit 5.3(c)    -      Form of Compliance Certificate

Exhibit 9.6       -      Engagement Letter

Schedule 4.7      -      Litigation

Schedule 4.9      -      Subsidiaries

Schedule 4.12     -      Employee Benefit Plans

Schedule 4.18     -      Real Estate Leases

                           REVOLVING CREDIT AGREEMENT
                           --------------------------



          This REVOLVING CREDIT AGREEMENT, dated as of January 11, 2000, is entered into among Borrower and Lender.

          The parties hereto agree as follows:


                        DEFINITIONS AND INTERPRETATIONS
                        -------------------------------

          1.1  Definitions.
               -----------

 The following terms, as used herein, shall have the following meanings:

          "ADA" means the Americans with Disabilities Act, 42 U.S.C. (S) 12101,
           ---
et. seq., and all applicable rules and regulations promulgated thereunder.

          "Affiliate" means any Person (i) that, directly or indirectly,
           ---------
controls, is controlled by or is under common control with Borrower or any Subsidiary; (ii) which directly or indirectly beneficially owns or controls five percent (5%) or more of any class of voting stock of Borrower or any Subsidiary; or (iii) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by Borrower or any Subsidiary. For purposes of the foregoing, "control" (including "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" means this Revolving Credit Agreement, together with any
           ---------
concurrent or subsequent rider, amendment, schedule or exhibit to this Term Loan and Revolving Credit Agreement.


          "Asset" means any interest of a Person in any kind of property or
           -----
asset, whether real, personal, or mixed real and personal, and whether tangible or intangible.

          "Asset Sale" means any sale, transfer or other disposition of
           ----------
Borrower's or any Subsidiary's businesses or Asset(s) now owned or hereafter acquired, including shares of stock and indebtedness of any Subsidiary, receivables and leasehold interests.

          "Bankruptcy Code" means The Bankruptcy Reform Act of 1978 (Pub. L.
           ---------------
No. 95-598; 11 U.S.C.), as amended or supplemented from time to time, or any successor statute, and any and all rules and regulations issued or promulgated in connection therewith.

          "Borrower" means PCSupport.Com, Inc. and its subsidiaries and
           --------
affiliates.

          "Borrowing" means a borrowing of a Revolving Loan pursuant to the
           ---------
terms and conditions hereof.

          "Business Day" means any day other than a Saturday, a Sunday, or a
           ------------
day on which commercial banks in the City of New York are authorized or required by law or executive order or decree to close.

          "Capital Expenditures" means expenditures made in cash, or financed
           --------------------
with long term debt, by any Person for the acquisition of any fixed Assets or improvements, replacements, substitutions, or additions thereto that have a useful life of more than one (1) year, including the direct or indirect acquisition of such Assets by way of increased product or service charges, offset items, or otherwise, and the principal portion of payments with respect to Capital Lease Obligations, calculated in accordance with GAAP.

          "Capital Lease" means any lease of an Asset by a Person as lessee
           -------------
which would, in conformity with GAAP, be required to be accounted for as an Asset and corresponding liability on the balance sheet of that Person.

          "Capital Lease Obligations" of a Person means the amount of the
           -------------------------
obligations of such Person under all Capital Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

          "Change of Control" means the time at which (i) any Person (including
           -----------------
a Person's Affiliates and associates) or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) (other than the shareholders of Borrower on the Closing Date) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of a percentage (based on voting power, in the event different classes of stock shall have different voting powers) of the voting stock of Borrower equal to at least thirty percent (30%), or such Person or group shall otherwise obtain the power to control the election of the Board of Directors of Borrower, (ii) there shall be consummated any consolidation or merger of Borrower pursuant to which Borrower's common stock (or other capital stock) would be converted into cash, securities or other property, other than a merger or consolidation of Borrower in which the holders of such common stock (or other capital stock) immediately prior to the merger have the same proportionate ownership, directly or indirectly, of common stock of the surviving corporation immediately after the merger as they had of Borrower's common stock immediately prior to such merger,
(iii) all or substantially all of Borrower's Assets shall be sold, leased, conveyed or otherwise disposed of as an entirety or substantially as an entirety to any Person (including an Affiliate or associate of Borrower) in one or a series of transactions, or (iv) Michael G. McLean and Steven W. Macbeth both
                                                  ---                   ----
fail for any reason to serve actively as the President/CEO and Chief Technology Officer/Secretary, Treasurer respectively of Borrower, whether by reason of death, disability, resignation, action by the Board of Directors or shareholders of Borrower, or otherwise.

          "Closing Date" means the date when all of the conditions set forth
           ------------
in Section 3.1 have been fulfilled to the satisfaction of Lender and its counsel.

          "Compliance Certificate" means a certificate of compliance to be
           ----------------------
delivered quarterly in accordance with Section 5.3(c), substantially in the form of Exhibit 5.3(c).

          "Debt" means, as of the date of determination, the sum, but without
           ----
duplication, of any and all of a Person's: (i) indebtedness heretofore or hereafter created, issued, incurred or assumed by such Person (directly or indirectly) for or in respect of money borrowed; (ii) Capital Lease Obligations;
(iii) obligations evidenced by bonds, debentures, notes, or other similar instruments; (iv) obligations for the deferred purchase price of property or services (including trade obligations; (v) current liabilities in respect of unfunded vested benefits under any Plan; (vi) obligations under letters of credit; (vii) obligations under acceptance facilities; (viii) obligations under all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, or supply funds to invest in any other Person, or otherwise to assure a creditor against loss; (ix) obligations secured by any Lien, whether or not such obligations have been assumed; and (x) Swaps.

          "Debt Financing Fee" has the meaning set forth in Section 2.7(a).
           ------------------

          "Distributions" means dividends or distributions of earnings made by
           -------------
Borrower to its shareholders.

          "Dollars" or "$" means lawful currency of the United States of
           -------
America.

          "ERISA" means the Employee Retirement Income Security Act of 1974,
           -----
as amended from time to time, or any successor statute, and any and all regulations thereunder.

          "ERISA Event" means (a) a Reportable Event with respect to a Plan or
           -----------
Multiemployer Plan, (b) the withdrawal of a member of the ERISA Group from a Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of or the appointment of a trustee to administer, any Plan or Multiemployer Plan, of (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA of a member of the ERISA Group from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the Internal Revenue Code by a member of the ERISA Group.

          "ERISA Group" means Borrower and all members of a controlled group of
           -----------
corporations and all trades or business (whether or not incorporated) under common control which, together with Borrower are treated as a single employer under Section 414 of the Internal Revenue Code.

          "Event of Default" has the meaning set forth in Section 7.1.
           ----------------

          "Fees" means the Debt Financing Fee, and the Late Payment Fee.
           ----

          "Financial Statement(s)" means, with respect to any accounting period
           ----------------------
of any Person, statements of income and statements of cash flows of such Person for such period, and balance sheets of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding annual audit, all prepared in reasonable detail and in accordance with GAAP, subject to year-end adjustments in the case of monthly Financial Statements. Financial Statement(s) shall include the schedules thereto and annual Financial Statements shall also include the footnotes thereto.

          "GAAP" means generally accepted accounting principles in the United States of America, consistently applied, which are in effect as of the date of this Agreement. If any changes in accounting principles from those in effect on the date hereof are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions by or are otherwise required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any of such changes results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such changes, with the desired result that the criteria for evaluating financial condition and results of operations of Borrower and the Subsidiaries shall be the same after such changes as if such changes had not been made.

          "Governing Documents" means the certificate or articles of
           -------------------
incorporation, by-laws, or other organizational or governing documents of any Person.

          "Governmental Authority" means any federal, state, local or other
           ----------------------
governmental department, commission, board, bureau, agency, central bank, court, tribunal or other instrumentality or authority or subdivision thereof, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Hazardous Materials" means all or any of the following:  (a)
           -------------------
substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity" or are otherwise regulated for the protection of persons, property or the environment; (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million.

          "Insolvency Proceeding" means any proceeding commenced by or against
           ---------------------
any Person, under any provision of the Bankruptcy Code, or under any other bankruptcy or insolvency law, including, but not limited to, assignments for the benefit of creditors, formal or informal moratoriums, compositions, or extensions with some or all creditors.

          "Indemnified Person(s)" has the meaning given to such term in Section
           ---------------------
9.3(c).

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as
           ---------------------
amended from time to time, or any successor statute, and any and all regulations thereunder.

          "Late Payment Fee" has the meaning given to such term in Section
           ----------------
2.9(d).

          "Lender" means ICE Holdings North America, LLC, a Delaware Limited
           ------
Liability Company.

          "Lender Expenses" means (i) all expenses of Lender paid or incurred in
           ---------------
connection with Lender's due diligence and investigation of Borrower, including appraisal, filing, recording, documentation, publication and search fees and other such expenses, and all attorneys' fees and expenses incurred in connection with the structuring, negotiation, drafting, preparation, execution and delivery of this Agreement, the Loan Documents, and any and all other documents, instruments and agreements entered into in connection herewith up to a maximum of US$75,000.00; (ii) all expenses of Lender paid or incurred in connection with or pursuant to any proceedings arising under the Bankruptcy Code; ( iii) all expenses of Lender, including attorneys' fees and expenses (including attorneys' fees incurred pursuant to proceedings arising under the Lender Bankruptcy Code) paid or incurred in connection with the negotiation, preparation, execution and delivery of any waiver, forbearance, consent, amendment or addition to this Agreement or any Loan Document, or the termination hereof and thereof; ( iv) all costs or expenses paid or advanced by Lender which are required to be paid by Borrower under this Agreement or the Loan Documents, including taxes and insurance premiums of every nature and kind of Borrower; and ( v) if an Event of Default occurs, all expenses paid or incurred by Lender, including attorneys' fees and expenses (including attorneys' fees incurred pursuant to proceedings arising under the Lender Bankruptcy Code), costs of collection, suit, arbitration, judicial reference and other enforcement proceedings, and any other out-of-pocket expenses incurred in connection therewith or resulting therefrom, whether or not suit is brought, or in connection with any refinancing or restructuring of the Obligations and the liabilities of Borrower under this Agreement, any of the Loan Documents, or any other document, instrument or agreement entered into in connection herewith in the nature of a "workout."

          "Lending Rate" means the per annum rate equal to eleven (11%) per cent
           ------------
per anum.

          "Lien" means any mortgage, deed of trust, pledge, security interest,
           ----
hypothecation, assignment, deposit arrangement or other preferential arrangement, charge or encumbrance (including, any conditional sale or other title retention agreement, or finance lease) of any kind.

          "Loans" means the Revolving Loans.
           -----

          "Loan Document(s)" means each of the following documents, instruments,
           ----------------
and agreements individually or collectively, as the context requires:

                   (i)    the Revolving Note;

                   (ii)   the Security Agreement;

                   (iii)  the Lockbox Agreement;

                   (iv)   the Warrant; and

                   (v) such other documents, instruments, and agreements (including control agreements, financing statements and fixture filings) as Lender may reasonably request in connection with the transactions contemplated hereunder or to perfect or protect the liens and security interests granted to Lender in connection herewith.

          "Lockbox Agreement" means that certain agreement among Lender,
           -----------------
Borrower and Republic National Bank, N.A. or such other bank that is acceptable to Lender.

          "Material Adverse Effect" means a material adverse effect on (i) the
           -----------------------
business, Assets, condition (financial or otherwise), results of operations, or prospects of Borrower, or any Subsidiary, (ii) the ability of Borrower to perform its obligations under this Agreement (including, without limitation, repayment of the Obligations as they come due), or (iii) the validity or enforceability of this Agreement, the Loan Documents, or the rights or remedies of Lender hereunder and thereunder.

          "Multiemployer Plan" means a "multiemployer plan" as defined in (S)
           ------------------
4001(a)(3) of ERISA or (S) 3(37) of ERISA to which any member of the ERISA Group has contributed, or was obligated to contribute, within the preceding six plan years (while a member of such ERISA Group) including for these purposes any Person which ceased to be a member of the ERISA Group during such six year period.

          "Notes" means the Revolving Note.
           -----

          "Notice of Borrowing" means an irrevocable notice from Borrower to
           -------------------
Lender of Borrower's request for a Borrowing pursuant to the terms of Section 2.4(b), substantially in the form of Exhibit 2.4(b).

          "Obligations" means any and all indebtedness, liabilities, and
           -----------
obligations of Borrower owing to Lender and to its successors and assigns, previously, now, or hereafter incurred, and howsoever evidenced, whether direct or indirect, absolute or contingent, joint or several, liquidated or unliquidated, voluntary or involuntary, due or not due, legal or equitable, whether incurred before, during, or after any Insolvency Proceeding, and whether recovery thereof is or becomes barred by a statute of limitations or is or becomes otherwise unenforceable or unallowable as claims in any Insolvency Proceeding, together with all interest thereupon (including interest under Section 2.5(b) and all interest accruing during the pendency of an Insolvency Proceeding). The Obligations shall include, without limiting the generality of the foregoing, all principal and interest owing under the Loans, all Lender Expenses, the Fees, any other fees and expenses due hereunder, and all other indebtedness evidenced by this Agreement and/or the Notes.

          "Operating Lease" means any lease of an Asset by a Person which, in
           ---------------
conformity with GAAP, is not a Capital Lease.

          "Participant" has the meaning set forth in Section 9.5(d).
           -----------

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity
           ----
succeeding to any or all of its functions under ERISA.

          "Permitted Debt" means (i) Debt owing to Lender in accordance with the
           --------------
terms of this Agreement and the Loan Documents; (ii) Trade debt that is not more than 30 days past due; (iii) Debt which has been approved in writing by Lender and is listed on Schedule 1.1P, but no voluntary prepayments, renewals, extensions, or refinancing thereof; and (iv) Debt secured by a Purchase Money Lien and Capital Lease Obligations up to a maximum aggregate principal amount outstanding for all such Debt of Borrower and the Subsidiaries under this clause
(iv) of Ten Thousand Dollars ($10,000).

          "Permitted Investments" means any of the following investments
           ---------------------
denominated and payable in Dollars, maturing within one year from the date of acquisition, selected by Borrower: (i) marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency thereof and backed by the full faith and credit of the United States;
(ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof and, at the time of acquisition, having the highest credit rating obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper or corporate promissory notes bearing at the time of acquisition the highest credit rating either of S&P or Moody's issued by United States, Canadian, European or Japanese Lender holding companies or industrial or financial companies; (iv) certificates of deposit issued by and Lender acceptances of and interest bearing deposits with Lender; and (v) money market funds organized under the laws of the United States or any state thereof, Canada or any of its provinces that invest predominantly in any of the foregoing investments permitted under clauses (i),
(ii), (iii) and (iv).

          "Permitted Liens" means (i) Liens for current taxes, assessments or
           ---------------
other governmental charges which are not delinquent or remain payable without any penalty, (ii) Liens in favor of Lender in accordance with the Loan Documents, (iii) statutory Liens, such as inchoate mechanics', inchoate materialmen's, landlord's, warehousemen's, and carriers' liens, and other similar liens, other than those described in clause (i) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith by appropriate proceedings, provided that, if delinquent, adequate reserves have been set aside with respect thereto as required by GAAP and, by reason of nonpayment, no property is subject to a material risk of loss or forfeiture; (iv) Liens relating to Capital Lease Obligations, (v) judgment Liens that do not constitute an Event of Default under
Section 7.1(i), (vi) Liens, if they constitute such, of any Operating Lease UCC filings permitted hereunder, and (vii) Liens securing any Debt listed on
Schedule 1.1P.

          "Person" means and includes natural persons, corporations, limited
           ------
partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, Lender, trust companies, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

          "Plan" means an "employee benefit plan" as defined in (S) 3(3) of
           ----
ERISA in which any personnel of any member of the ERISA Group participate or from which any such personnel may derive a benefit or with respect to which any member of the ERISA Group may incur liability, excluding any Multiemployer Plan, but including any plan either established or maintained by any member of the ERISA Group or to which such Person contributes under the laws of any foreign country.

          "Purchase Money Lien" means a Lien on any Asset acquired by Borrower
           -------------------
or any of its Subsidiaries; provided that (i) such Lien attaches only to the Asset being acquired; (ii) a description of the Asset being acquired is furnished to Lender; and (iii) the Debt incurred in connection with such acquisition does not exceed one hundred percent (100%) of the purchase price of such Asset.

          "Real Estate Leases" means all leases, licenses, and any and all other
           ------------------
agreements regarding a right of entry to and/or a possessory interest in real property now or hereinafter entered into by either Borrower as a tenant or licensee, or which have been, or are in the future, being purchased, assigned or sublet to either Borrower as a tenant or licensee.

          "Reportable Event" means any of the events described in Section
           ----------------
4043(c) of ERISA other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

          "Responsible Officer" means either the Chief Executive Officer, Chief
           -------------------
Financial Officer or Controller of a Person, or such other officer, employee, or agent of such Person designated by a Responsible Officer in a writing delivered to Lender.

          "Retiree Health Plan" means an "employee welfare benefit plan" within
           -------------------
the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by Section 601 of ERISA.

          "Revolving Credit Commitment" means One Million Dollars
           ---------------------------
($1,000,000.00), reduced by the amount, if any, of exercise proceeds paid to Borrower (in any manner permitted by the warrant) as the result of the exercise of any of the warrants issued to Lender on the Closing Date.

          "Revolving Loans" has the meaning given to such term in Section 2.2.
           ---------------

          "Revolving Loans Daily Balances" means the amount determined by taking
           ------------------------------
the amount of the obligations owed under the Revolving Loans at the beginning of a given day, adding any new Revolving Loans advanced or incurred on such date, and subtracting any payments or collections on the Revolving Loans which are deemed to be paid on that date under the provisions of this Agreement.

          "Revolving Loans Maturity Date" means one year from the Closing Date.
           -----------------------------

          "Revolving Note" means that certain Secured Revolving Note in the
           --------------
principal amount of One Million Dollars ($1,000,000.00), dated as of even date herewith, executed by Borrower to the order of Lender.

          "Security Agreement" means that certain Security Agreement, dated as
           ------------------
of even date herewith, between Borrower and Lender.

          "Solvent" means, with respect to any Person on the date any
           -------
determination thereof is to be made, that on such date: (a) the present fair valuation of the Assets of such Person is greater than such Person's probable liability in respect of existing debts; (b) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature; and (c) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, which would leave such Person with Assets remaining which would constitute unreasonably small capital after giving effect to the nature of the particular business or transaction. For purposes of this definition (i) the "fair valuation" of any property or assets means the amount realizable within a reasonable time, either through collection or sale of such Assets at their regular market value, which is the amount obtainable by a capable and diligent Person from an interested buyer willing to purchase such property or assets within a reasonable time under ordinary circumstances; and (ii) the term "debts" includes any payment obligation, whether or not reduced to judgment, equitable or legal, matured or unmatured, liquidated or unliquidated, disputed or undisputed, secured or unsecured, absolute, fixed or contingent.

          "Subsidiary" means any corporation, limited liability company,
           ----------
partnership, trust or other entity (whether now existing or hereafter organized or acquired) of which Borrower or one or more Subsidiaries of Borrower at the time owns or controls directly or indirectly more than 50% of the shares of stock or partnership or other ownership interest having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees or otherwise exercising control of such corporation, limited liability company, partnership, trust or other entity (irrespective of whether at the time stock or any other form of ownership of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          "Swaps" means payment obligations with respect to interest rate swaps,
           -----
currency swaps and similar obligations obligating a Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined, in respect thereof as of the end of the then most recently ended fiscal quarter of Borrower, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to each party thereto or if any such agreement provides for the simultaneous payment of amounts by and to each party, then in each such case, the amount of such obligation shall be the net amount so determined.

          "Taxes" has the meaning set forth in Section 8.1.
           -----

          "Transferee" has the meaning set forth in Section 9.5(e).
           ----------

          "Unfunded Liabilities" means, with respect to any Plan at any time,
           --------------------
the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or an appointed trustee under Title IV of ERISA.

          "Unmatured Event of Default" means any condition or event which with
           --------------------------
the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Warrants" means those certain Warrants, dated as of even date
           --------
herewith, executed by Borrower in favor of Lender.

          1.2  Accounting Terms and Determinations.  Unless otherwise specified
               -----------------------------------
herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.

          1.3  Computation of Time Periods.  In this Agreement, with respect to
               ---------------------------
the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." Periods of days referred to in this Agreement shall be counted in calendar days unless otherwise stated.

          1.4  Construction.  Unless the context of this Agreement clearly
               ------------
requires otherwise, references to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." References in this Agreement to "determination" by Lender include good faith estimates by Lender (in the case of quantitative determinations), and good faith beliefs by Lender (in the case of qualitative determinations). The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit and schedule references are to this Agreement, unless otherwise specified. Any reference in this Agreement or any of the Loan Documents to this Agreement or any of the Loan Documents includes any and all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.

          1.5  Exhibits and Schedules.  All of the exhibits and schedules
               ----------------------
attached hereto shall be deemed incorporated herein by reference.

          1.6  No Presumption Against Any Party.  Neither this Agreement, any of
               --------------------------------
the Loan Documents, any other document, agreement, or instrument entered into in connection herewith, nor any uncertainty or ambiguity herein or therein shall be construed or resolved using any presumption against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement, the Loan Documents, and the other documents, instruments, and agreements entered into in connection herewith have been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meanings of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

          1.7  Independence of Provisions.  All agreements and covenants
               --------------------------
hereunder, under the Loan Documents, and the other documents, instruments, and agreements entered into in connection herewith shall be given independent effect such that if a particular action or condition is prohibited by the terms of any such agreement or covenant, the fact that such action or condition would be permitted within the limitations of another agreement or covenant shall not be construed as allowing such action to be taken or condition to exist.

                                  ARTICLE II
                                  ----------

                              TERMS OF THE CREDIT
                              -------------------

          2.1  Revolving Loans.  Provided that no Event of Default or Unmatured
               ---------------
Event of Default has occurred, and subject to the other terms and conditions hereof, Lender agrees to make revolving loans ("Revolving Loans") to Borrower, upon notice in accordance with Section 2.4(b), from the Closing Date up to but not including the Maturity Date, the proceeds of which shall be used only for the purposes allowed in Section 6.1(b), subject to the following conditions and limitations:

               (a) the aggregate principal amount of Revolving Loans outstanding after giving effect to any proposed Borrowing on such date shall not exceed the amount of the Revolving Credit Commitment then in effect;

               (b) All repayments of Revolving Loans shall be without penalty or premium. On the Maturity Date, Borrower shall pay to Lender the entire unpaid principal balance of the Revolving Loans together with all accrued but unpaid interest thereon.

          2.2  Notice of Borrowing Requirements.
               --------------------------------

               (a)  Each Borrowing shall be made on a Business Day.

               (b) Each Borrowing shall be made upon telephonic notice given by a Responsible Officer of Borrower, followed by a Notice of Borrowing, given by facsimile or personal service, delivered to Lender at the address set forth in the Notice of Borrowing. Lender shall be given such notice no later than 11:00 a.m., New York, New York time, on the day on which such Borrowing is to be made, and such notice shall state the amount thereof (subject to the limitations set forth in Section 2.2). Any Notice of Borrowing (or telephonic notice in respect thereof) shall be irrevocable and Borrower shall be bound to borrow in accordance therewith.

               (c) Lender shall not incur any liability to Borrower in acting upon any telephonic notice which Lender believes in good faith to have been given by a Responsible Officer of Borrower, or for otherwise acting in good faith under this Section 2.3, and in making any Revolving Loans pursuant to telephonic notice.

              (d) So long as all of the conditions for a Borrowing set forth herein have been satisfied, Lender shall make the proceeds of such Borrowing available to Borrower on the applicable Borrowing date by transferring same day funds, equal to the amount of such Borrowing, in accordance with written disbursement instructions given by Borrower to Lender, in form and substance satisfactory to Lender and otherwise consistent with Section 6.1.

          2.3  Interest Rates; Payments of Interest.
               ------------------------------------

               (a)  Interest Rate.  The unpaid principal balance of all Loans
                    -------------
shall bear interest at the Lending Rate.

               (b)  Default Rate.  If any payment of principal or interest on
                    ------------
the Loans shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), in addition to and not in substitution of any of Lender's other rights and remedies with respect to such nonpayment, the entire unpaid principal balance of the Loans shall bear interest at the Lending Rate plus five hundred (500) basis points until such overdue payment is paid in full. In addition, interest, Lender Expenses, the Fees, and other amounts due hereunder not paid when due shall bear interest at the Lending Rate plus five hundred (500) basis points until such overdue payment is paid in full.

               (c)  Computation of Interest.  All computations of interest shall
                    -----------------------
be calculated on the basis of a year of three hundred sixty (360) days for the actual days elapsed. Interest shall accrue from the Closing Date to the date of repayment of the Loans in accordance with the provisions of this Agreement.

               (d)  Maximum Interest Rate.  In no event shall the interest rate
                    ---------------------
and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations, other than interest, in the inverse order of maturity, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there are no Obligations outstanding, Lender shall refund to Borrower such excess.

               (e)  Payments of Interest.  All accrued but unpaid interest on
                    --------------------
the Loans, calculated in accordance with this Section 2.5, shall be due and payable, in arrears, on the first Business Day of each and every month.

          2.4  Notes; Statements of Obligations.  The Revolving Loans and
               --------------------------------
Borrower's obligation to repay the same shall be evidenced by the Revolving Note, this Agreement and the books and records of Lender. Lender shall render monthly statements of the Loans to Borrower, including statements of all principal and interest owing on the Loans, and all Fees and Lender Expenses owing, and such statements shall be presumed to be correct and accurate and constitute an account stated between Borrower and Lender unless, within thirty
(30) days after receipt thereof by Borrower, Borrower delivers to Lender, at the address specified in Section 9.1, written objection thereof specifying the error or errors, if any, contained in any such statement.

          2.5  Holidays.  Any principal or interest in respect of the Loans
               --------
which would otherwise become due on a day other than a Business Day, shall instead become due on the next succeeding Business Day and such adjustment shall be reflected in the computation of interest; provided, however, that in the event that such due date shall, subsequent to the specification thereof by Lender, for any reason no longer constitute a Business Day, Lender may change such specified due date in accordance with this Section 2.7.

          2.6  Time and Place of Payments.
               --------------------------

               (a) All payments due hereunder shall be made available to Lender in immediately available Dollars, not later than 12:00 p.m., Los Angeles time, on the day of payment, to the following address or such other address as Lender may from time to time specify by notice to Borrower:

               ICE Holdings North America, LLC
               645 Madison Avenue - 13th Floor
               New York, New York 10022
               Attention:  Andrew Smith

               (b) Borrower hereby authorizes Lender to charge any account which Borrower maintains with Lender or with such bank as Lender designate for purposes of collection of accounts receivable ("Lock-box Bank") for the amount of any payment due or past due hereunder.

          2.7  Debt Financing Fee.
               ------------------
               (a) On the Closing Date, Borrower shall pay to Lender a fully earned, non-refundable Debt Financing Fee (the "Debt Financing Fee") in the amount of Seventy Five Thousand Dollars ($75,000.00) in consideration of Lender's agreement to enter into this Agreement upon the terms and conditions set forth herein.

               (b)  Late Payment Fee.  If any payment due hereunder, whether for
                    ----------------
principal, interest, or otherwise, is not paid on or before the tenth day after the date such payment is due, in addition to and not in substitution of any of Lender's other rights and remedies with respect to such nonpayment, Borrower shall pay to Lender, a late payment fee ("Late Payment Fee") equal to five percent (5%) of the amount of such overdue payment. The Late Payment Fee shall be due and payable on the eleventh day after the due date of the overdue payment with respect thereto.

                                  ARTICLE III
                                  -----------

                             CONDITIONS PRECEDENT
                             --------------------

          3.1  Conditions to Initial Loan or Letter of Credit.  Lender's
               ----------------------------------------------
obligation to make the initial Loan is subject to and contingent upon the fulfillment of each of the following conditions to the satisfaction of Lender and its counsel:

               (a) receipt by Lender of this Agreement and each of the Loan Documents, all duly executed by Borrower and/or the other Persons party thereto, acknowledged where required, and in form and substance satisfactory to Lender in its sole and absolute discretion;

               (b) receipt by Lender of a duly executed opinion of Borrower's counsel, dated as of the Closing Date, covering the matters set forth in Exhibit 3.1(b) and otherwise in form and substance satisfactory to Lender in its sole and absolute discretion;

               (c) receipt by Lender of a Certificate of the Secretary of Borrower, dated as of the Closing Date, certifying (i) the incumbency and signatures of the Responsible Officers of Borrower who are executing this Agreement and the Loan Documents on behalf of Borrower; (ii) the bylaws of Borrower and all amendments thereto as being true and correct and in full force and effect; and (iii) the resolutions of the Board of Directors of Borrower as being true and correct and in full force and effect, authorizing the execution and delivery of this Agreement and the Loan Documents, and authorizing the transactions contemplated hereunder and thereunder, and authorizing the Responsible Officers of Borrower to execute the same on behalf of Borrower;

               (d) receipt by Lender of a certificate of status and good standing for Borrower, dated as of a recent date prior to the Closing Date, showing that Borrower is in good standing under the laws of the State of Nevada;

               (e) receipt by Lender of Borrower's Articles of Incorporation and all amendments thereto, certified by the Nevada Secretary of State and dated as of a recent date prior to the Closing Date;

               (f) receipt by Lender of certificates of foreign qualification and good standing with respect to Borrower, dated as of a recent date prior to the Closing Date, showing that Borrower is qualified to do business and in good standing under the laws of the province of British Columbia, Canada;

               (g) receipt by Lender of a certificate signed by the President and Chief Financial Officer of Borrower, dated as of the Closing Date, certifying to Lender that (i) both immediately before and immediately after giving effect to the transactions contemplated by this Agreement and the Loan Documents, Borrower is and will be Solvent; (ii) the representations and warranties of Borrower contained in this Agreement and the Loan Documents are true and correct and (iii) both immediately before and immediately after giving effect to the transactions contemplated by this Agreement and the Loan Documents, no Event of Default or Unmatured Event of Default is continuing or shall occur;

               (h) receipt by Lender of Uniform Commercial Code, British Columbia Personal Property Security Act and other public record searches with respect to Borrower, in each case satisfactory to Lender in its sole and absolute discretion;

               (i) receipt by Lender of (i) the Debt Financing Fee and (ii) all Lender Expenses owing on the Closing Date;

               (j) receipt by Lender of (i) Borrower's internally prepared Financial Statements for Borrower the period ended November 30, 1999, and (ii) Borrower's operating budgets and projections for the fiscal year ending June 30, 2000, all of which are satisfactory to Lender in its sole and absolute discretion;

               (k)  no Material Adverse Effect shall have occurred;

               (l) receipt by Lender of copies of insurance binders or insurance certificates evidencing Borrower's having caused to be obtained insurance in accordance with Section 5.5, including the Lender's loss payee endorsements required by such Section;

               (m) receipt by Lender of such other documents, instruments, and agreements as Lender may reasonably request in connection with the transactions contemplated hereunder or to perfect or protect the liens and security interests granted to Lender in connection herewith; and

               (n) the Closing Date shall have occurred on or before March 31, 2000.

          3.2  Conditions to all Loans.  Lender's obligation hereunder to make
               -----------------------
any Loans to Borrower, is further subject to and contingent upon the fulfillment of each of the following conditions to the satisfaction of Lender:

               (a) in the case of a Borrowing, receipt by Lender of a Notice of Borrowing as required by Section 2.4(b) and written disbursement instructions to Lender consistent with Section 6.1;

               (b) in the case of a Borrowing, the fact that, immediately before and after such Borrowing, as the case may be, no Event of Default or Unmatured Event of Default shall have occurred; and

               (c) in the case of a Borrowing, the fact that the representations and warranties of Borrower contained in this Agreement shall be true on and as of the date of such Borrowing, or issuance of Letter of Credit, as the case may be.

                                  ARTICLE IV
                                  ----------

                        REPRESENTATIONS AND WARRANTIES

          In order to induce Lender to enter into this Agreement and to make Loans, Borrower represents and warrants to Lender that on the Closing Date and on the date of each Borrowing:

          4.1  Legal Status.  Borrower is a corporation duly organized and
               ------------
existing under the laws of the State of Nevada. Borrower and each Subsidiary has the power and authority to own its own Assets and to transact the business in which it is engaged, and is properly licensed, qualified to do business and in good standing in every jurisdiction in which it is doing business where failure to so qualify could have a Material Adverse Effect.

          4.2  No Violation; Compliance.  The execution, delivery and
               ------------------------
performance of this Agreement and the Loan Documents to which Borrower is a party are within Borrower's powers, are not in conflict with the terms of the Governing Documents of Borrower, and do not result in a breach of or constitute a default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower is bound or affected. There is no law, rule or regulation (including Regulations T, U and X of the Federal Reserve Board), nor is there any judgment, decree or order of any court or Governmental Authority binding on Borrower which would be contravened by the execution, delivery, performance or enforcement of this Agreement and the Loan Documents to which Borrower is a party.

          4.3  Authorization; Enforceability.  Borrower has taken all corporate,
               -----------------------------
partnership or limited liability company, as applicable, action necessary to authorize the execution and delivery of this Agreement and the Loan Documents to which Borrower is a party, and the consummation of the transactions contemplated hereby and thereby. Upon their execution and delivery in accordance with the terms hereof, this Agreement and the Loan Documents to which Borrower is a party will constitute legal, valid and binding agreements and obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, and similar laws and equitable principles affecting the enforcement of creditors' rights generally.

          4.4  Approvals; Consents.  No approval, consent, exemption or other
               -------------------
action by, or notice to or filing with, any Governmental Authority is necessary in connection with the execution, delivery, performance or enforcement of this Agreement or the Loan Documents.

          4.5  Liens.  Borrower and each of its Subsidiaries has good and
               -----
marketable title to, or valid leasehold interests in, all of its Assets, free and clear of all Liens or rights of others, except for Permitted Liens.

          4.6  Debt.  Borrower and each of its Subsidiaries has no Debt other
               ----
than Permitted Debt.

          4.7  Litigation.  Except as set forth in Schedule 4.7, there are no
               ----------
suits, proceedings, claims or disputes pending or affecting Borrower or any of Borrower's Assets, or any Subsidiary of Borrower or any of such Subsidiary's Assets, which are not fully covered by applicable insurance and as to which no reservation of rights has been taken by the insurer thereunder and, with respect to draw downs after the Closing Date, there are no such suits, proceedings, claims or disputes that could have a Material Adverse Effect.

          4.8  No Default.  No Event of Default or Unmatured Event of Default is
               ----------
continuing or would result from the incurring of obligations by Borrower or any Subsidiary under this Agreement or the Loan Documents.

          4.9  Subsidiaries.  Set forth in Schedule 4.9 is a complete and
               ------------
accurate list of the Subsidiaries, showing the jurisdiction of incorporation of each and showing the percentage of Borrower's ownership of the outstanding stock of each Subsidiary. All of the outstanding capital stock of each Subsidiary has been validly issued, is fully paid and nonassessable, and is owned by Borrower free and clear of all Liens except Permitted Liens.

          4.10  Taxes.  All tax returns required to be filed by Borrower and
                -----
each of its Subsidiaries in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon Borrower and each of its Subsidiaries or upon any of their Assets, income or franchises, which are due and payable have been paid. The provisions for taxes on the books of Borrower and each of its Subsidiaries are adequate for all open years, and for Borrower's and each of its Subsidiaries current fiscal period.

          4.11  Correctness of Financial Statements.  Borrower's consolidated
                -----------------------------------
and consolidating audited Financial Statement as of the fiscal year ended June 30, 1999, and all information and data furnished by Borrower to Lender in connection therewith, are complete and correct and accurately and fairly present the financial condition and results of operations of Borrower and the Subsidiaries as of their respective dates. Any forecasts of future financial performance delivered by Borrower to Lender have been made in good faith and are based on reasonable assumptions and investigations by Borrower. Said audited Financial Statement has been prepared in accordance with GAAP. Since the date of such audited Financial Statement, there has been no change in Borrower's or the Subsidiaries' financial condition or results of operations sufficient to have a Material Adverse Effect. Borrower and the Subsidiaries have no contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate, except as disclosed in such statements, information and data.

          4.12  ERISA.  Neither Borrower nor any member of the ERISA Group
                -----
maintains or contributes to any Plan or Multiemployer Plan, other than those listed on Schedule 4.12. Borrower and each member of the ERISA Group have satisfied the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and Multiemployer Plan to which it is obligated to contribute. No ERISA Event has occurred not has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Effect. None of Borrower, any member of the ERISA Group, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan (other than to make regularly scheduled required contributions and to pay Plan benefits in the normal course) under any applicable law, treaty, rule, regulation, or agreement. Neither Borrower nor any member of the ERISA Group is required to provide security to any Plan under
Section 401(a)(29) of the Internal Revenue Code. Each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under GAAP.

          4.13  Other Obligations.  Borrower and each of its Subsidiaries is not
                -----------------
in default on any Debt, and Borrower and each of its Subsidiaries is not in default on any other lease, commitment, contract, instrument or obligation which is material to the operation of its business.

          4.14  Public Utility Holding Company Act.  Borrower is not a "holding
                ----------------------------------
company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          4.15  Investment Company Act.  Borrower is not an "investment
                ----------------------
company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          4.16  Patents, Trademarks, Copyrights, and Intellectual Property, etc.
                ---------------------------------------------------------------
Borrower and each Subsidiary has all necessary, patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights, copyrights, permits, and franchises in order for it to conduct its business and to operate its Assets, without known conflict with the rights of third Persons, and all of same are valid and subsisting. The consummation of the transactions contemplated by this Agreement will not alter or impair any of such rights of Borrower or any Subsidiary. Borrower and each Subsidiary has not been charged or, to the best of Borrower's knowledge after due inquiry, threatened to be charged with any infringement or, after due inquiry, infringed on any, unexpired trademark, trademark registration, trade name, patent, copyright, copyright registration, or other proprietary right of any Person.

          4.17  Environmental Condition.  (i) None of Borrower's or any
                -----------------------
Subsidiary's Assets has ever been used by such Borrower or Subsidiary or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials; (ii) none of Borrower's or any Subsidiary's Assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute; (iii) no Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrower or any Subsidiary; and (iv) neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing or disposing of Hazardous Materials into the environment.

          4.18  Solvency.  Borrower and each Subsidiary is Solvent. No transfer
                --------
of property is being made by Borrower or any Subsidiary and no obligation is being incurred by Borrower or any Subsidiary in connection with the transactions contemplated by this Agreement or the Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower or any Subsidiary.

          4.19  Real Estate Leases.  All of the Real Estate Leases are listed on
                ------------------
Schedule 4.18. All of the Real Estate Leases are currently in full force and effect, and true and correct copies of all Real Estate Leases, together with all amendments, exhibits and schedules thereto, have been delivered to Lender. Neither the landlord nor the tenant therein, as the case may be, is in default on any of its obligations thereunder, and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute such a default.

          4.20  Compliance With ADA.
                -------------------

                (a) Borrower's and the Subsidiaries' premises are presently used as an administrative, office, manufacturing or distribution facility and for other commercial purposes, and no portions of Borrower's, Guarantor's or any Subsidiaries' premises are used as or for a "public accommodation," as described and defined in the ADA.

                (b) Borrower and each Subsidiary has made all modifications and/or provided all accommodations which may be required to be made or provided by Borrower and such Subsidiary to their premises pursuant to the ADA in order to accommodate the needs and requirements of any disabled employees of Borrower and such Subsidiary.

                (c) Borrower and the Subsidiaries have received no notice or complaint regarding any noncompliance with the ADA of their premises or of Borrower's, Guarantor's or any Subsidiary's employment practices and, to the best of Borrower's and Guarantor's knowledge, there has been no threatened litigation alleging any such noncompliance by Borrower, Guarantor or the Subsidiaries or their premises.

                                   ARTICLE V
                                   ---------

                             AFFIRMATIVE COVENANTS
                             ---------------------

          Borrower covenants and agrees that from the Closing Date and thereafter until the indefeasible payment, performance and satisfaction in full of the Obligations and all of Lender's obligations hereunder have been terminated, Borrower shall:

          5.1  Punctual Payments.  Punctually pay the interest and principal on
               -----------------
the Loans, the Fees and all Lender Expenses and any other fees and liabilities due under this Agreement and the Loan Documents at the times and place and in the manner specified in this Agreement or the Loan Documents.

          5.2  Books and Records.  Maintain, and cause each of its Subsidiaries
               -----------------
to maintain, adequate books and records in accordance with GAAP, and permit any officer, employee or agent of Lender, at any time and from time to time, to inspect, audit and examine such books and records, and to make copies of the same.

          5.3  Financial Statements.  Deliver to Lender the following, all in
               --------------------
form and detail satisfactory to Lender and in such number of copies as Lender may request:

               (a) as soon as available but not later than thirty (30) days after and as of the close of each monthly accounting period, a consolidated internally prepared Financial Statement for Borrower and the Subsidiaries which shall include Borrower's and its Subsidiaries' consolidated balance sheet as of the close of such period, and Borrower's and its Subsidiaries' consolidated statement of income and retained earnings and statement of cash flow for such period and year to date, certified by the Chief Financial Officer of Borrower to the best of his or her knowledge after due and diligent inquiry, as being complete and correct and fairly presenting in all material respects Borrower's and its Subsidiaries' financial condition and results of operations for such period;

               (b) as soon as available but not later than fifty (50) days after and as of the close of the first three quarterly accounting periods, a consolidated and consolidating internally prepared Financial Statement for Borrower and its Subsidiaries which shall include Borrower's and its Subsidiaries' consolidated and consolidating balance sheet as of the close of such period, and Borrower's and its Subsidiaries' consolidated statement of income and retained earnings and statement of cash flow for such period and year to date, certified by the Chief Financial Officer of Borrower to the best of his or her knowledge after due and diligent inquiry, as being complete and correct and fairly presenting Borrower's and its Subsidiaries' financial condition and results of operations;

               (c) as soon as available but not later than fifty (50) days after and as of the end of each quarterly accounting period, a Compliance Certificate from the Chief Financial Officer of Borrower stating, among other things, that he or she has reviewed the provisions of this Agreement and the Loan Documents and that, to the best of his or her knowledge after due and diligent inquiry there exists no Event of Default or Unmatured Event of Default, and containing the calculations and other details necessary to demonstrate compliance with Sections 6.12 and 6.15;

               (d) as soon as available but not later than ninety (90) days or one hundred and five (105) days if an extension is granted by the Security and Exchange Commission after and as of the end of each fiscal year, a complete copy of Borrower's and the Subsidiaries' consolidated and consolidating audited Financial Statement, which shall include at least Borrower's and the Subsidiaries' balance sheet as of the close of such fiscal year, and Borrower's and the Subsidiaries' statement of income and retained earnings and statement of cash flow for such fiscal year, certified by a certified public accountant selected by Borrower and satisfactory to Lender, which certificate shall not be qualified in any manner whatsoever, and shall include or be accompanied by a statement from such accountant that during the examination, solely with respect to accounting and auditing matters herein, there was observed no Event of Default or Unmatured Event of Default, or a statement of such Event of Default or Unmatured Event of Default if any is found and the actions taken or to be taken with respect thereto;

               (e) promptly upon receipt by Borrower copies of any and all reports and management letters submitted to Borrower or any Subsidiary by any certified public accountant in connection with any examination of Borrower's or any Subsidiary's financial records made by such accountant; and

               (f) from time to time annual budgets, operating statistics, operating plans and any other information as Lender may reasonably request, promptly upon such request.

          5.4  Existence; Preservation of Licenses; Compliance with Law.
               --------------------------------------------------------
Preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate existence and good standing in the state of its organization, qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in every jurisdiction where the failure to be so qualified could have a Material Adverse Effect; and preserve, and cause each of the Subsidiaries to preserve, all of its licenses, permits, governmental approvals, rights, privileges and franchises required for its operations; and comply, and cause each of the Subsidiaries to comply, with the provisions of its Governing Documents; and comply, and cause each of the Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations, orders of any Governmental Authority having authority or jurisdiction over it, except for such laws, rules and regulations where the failure to so comply could not have a Material Adverse Effect, and comply, and cause each of the Subsidiaries to comply, with all requirements for the maintenance of its business, insurance, licenses, permits, governmental approvals, rights, privileges and franchises.

          5.5  Insurance.  (a) Maintain and keep in force, and cause each
               ---------
Subsidiary to maintain and keep in force, insurance of the types and in amounts customarily carried by companies engaged in the same or similar business, or similarly situated, including fire, extended coverage, public liability, business interruption, earthquake, property damage and workers' compensation insurance, and deliver to Lender from time to time at Lender's request schedules setting forth all insurance then in effect. All insurance required herein shall be written by companies which are authorized to do insurance business in the Province of British Columbia or such Canadian province or state in the United States where Borrower is conducting its business. All hazard insurance and such other insurance as Lender shall specify, shall contain a New York Form 438BFU
(NS) endorsement, or an equivalent endorsement satisfactory to Lender, showing Lender as sole loss payee thereof, and shall contain a waiver of warranties. Every policy of insurance referred to in this Section 5.5 shall contain an agreement by the insurer that it will not cancel such policy except after 30 days prior written notice to Lender and that any loss payable thereunder shall be payable notwithstanding any act or negligence of Borrower or Lender which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment.

               (b) Original policies or certificates thereof satisfactory to Lender evidencing such insurance shall be delivered to Lender at least 30 days prior to the expiration of the existing or preceding policies. Borrower shall give Lender prompt notice of any loss covered by such insurance, and Lender shall have the right to adjust any loss. Lender shall have the exclusive right to adjust all losses payable under any such insurance policies without any liability to Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above, shall be paid over to Lender to be applied at the option of Lender either to the prepayment of the Obligations without premium, in such order or manner as Lender may elect, or shall be disbursed to Borrower under stage payment terms satisfactory to Lender for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, Lender shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Lender shall determine. Borrower shall, concurrently with the financial information required to be delivered by Borrower pursuant to Section 5.3(g), deliver to Lender, as Lender may request, copies of certificates describing all insurance of Borrower then in effect.

          5.6  Assets.  Maintain, keep and preserve, and cause each Subsidiary
               ------
to maintain, keep and preserve, all of its Assets (tangible or intangible) which are necessary to its business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such Assets shall be fully and efficiently preserved and maintained.

          5.7  Taxes and Other Liabilities.  Pay and discharge when due, and
               ---------------------------
cause each Subsidiary to pay and discharge when due, any and all assessments and taxes, both real or personal and including federal and state income taxes, and any and all other Permitted Debt.

          5.8  Notice to Lender.  Promptly, upon Borrower acquiring knowledge
               ----------------
thereof, give written notice to Lender of:

               (a) all litigation affecting Borrower where the amount in controversy is in excess of Twenty Thousand Dollars ($20,000.00);

               (b) any dispute which may exist between Borrower, Guarantor or any Subsidiary, on the one hand, and any Governmental Authority, on the other;

               (c) any labor controversy resulting in or threatening to result in a strike against Borrower or any Subsidiary;

               (d) any proposal by any public authority to acquire the Assets or business of Borrower or any Subsidiary, or to compete with Borrower or any Subsidiary;

               (e) all notices or claims which may be received by Borrower or any Subsidiary and involving claims made by any Person as to any alleged noncompliance of Borrower's or such Subsidiary's premises with the requirements of the ADA;

               (f)  any Event of Default or Unmatured Event of Default; and

               (g) any other matter which has resulted or could result in a Material Adverse Effect.

          5.9  Employee Benefits.  (a)(i) Promptly, and in any event within 10
               -----------------
Business Days after Borrower or any of the Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Effect, deliver or cause to be delivered a written statement of the Chief Financial Officer of Borrower describing such ERISA Event and any action that is being taken with respect thereto by Borrower, any such Subsidiary, or member of the ERISA Group, and any action taken or threatened by the Internal Revenue Service, Department of Labor, or PBGC. Borrower or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Plan of which it is the plan sponsor; (ii) promptly and in any event within 3 Business Days after the filing thereof with the Internal Revenue Service, deliver or cause to be delivered a copy of each funding waiver request filed with respect to any Plan and all communications received by Borrower any of the Subsidiaries, or, to the knowledge of Borrower any member of the ERISA Group with respect to such request; and (iii) promptly and in any event within 3 Business Days after receipt by Borrower any of the Subsidiaries or, to the knowledge of Borrower, any member of the ERISA Group, of the PBGC's intention to terminate a Plan or to have a trustee appointed to administer a Plan, copies of each such notice.

               (b) Cause to be delivered to Lender, upon Lender's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements of other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Borrower or its Subsidiaries;
(ii) the most recent determination letter issued by the IRS with respect to each Plan; (iii) for the three most recent Plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Plan; (iv) all actuarial reports prepared for the last three Plan years for each Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Borrower or any member of the ERISA Group to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to Borrower or any member of the ERISA Group regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of Borrower or its Subsidiaries under any Retiree Health Plan.

          5.10  Further Assurances.  Execute and deliver, or cause to be
                ------------------
executed and delivered, upon the request of Lender and at Borrower's expense, such additional documents, instruments and agreements as Lender may reasonably determine to be necessary or advisable to carry out the provisions of this Agreement and the Loan Documents, and the transactions and actions contemplated hereunder and thereunder.

          5.11  Bank Accounts.  Except for payroll accounts, petty cash accounts
                -------------
or other accounts specifically approved by Lender, maintain its cash on hand and cash equivalent investments in deposit accounts at Republic National Bank, N.A. 415 Madison Avenue, Domestic Private Banking Division, New York, New York, or other bank agreed to by Lender which deposit accounts shall be subject to the security interests granted to Lender under the Security Agreement.

          5.12  Environment.  Be and remain, and cause each Subsidiary and each
                -----------
operator of any of Borrower's or any Subsidiary's Assets to be and remain, in compliance with the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify Lender immediately of any notice of a hazardous discharge or environmental complaint received from any Governmental Authority or any other Person; notify Lender immediately of any hazardous discharge from or affecting its premises; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith; permit Lender to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto; and at Lender's request, and at Borrower's expense, provide a report of a qualified environmental engineer, satisfactory in scope, form and content to Lender, and such other and further assurances reasonably satisfactory to Lender that the condition has been corrected.

          5.13  Real Estate Leases.  Perform all of its obligations under all of
                ------------------
the Real Estate Leases and promptly deliver to Lender a copy of all notices of default or breach under any Real Estate Lease.

          5.14  ADA.  Observe and comply, and cause each Subsidiary to observe
                ---
and comply, in all material respects with all obligations and requirements of the ADA as it applies to their premises, which shall include, without limitation, installing or constructing all improvements or alterations which may be necessary to cause such premises to be accessible to all persons if the use of such premises or any part thereof becomes a "public accommodation," as defined in the ADA, or in the event additional building improvements are added or incorporated into the existing improvements, and making any reasonable accommodations which may be necessary to accommodate the needs or requirements of any existing or future employee of Borrower and the Subsidiaries, as applicable.

                                  ARTICLE VI
                                  ----------

                              NEGATIVE COVENANTS
                              ------------------

          Borrower further covenants and agrees that from the Closing Date and thereafter until the indefeasible payment, performance and satisfaction in full of the Obligations and all of Lender's obligations hereunder have been terminated, Borrower shall not:

          6.1  Use of Funds; Margin Regulation.
               -------------------------------

               (a) Use any proceeds of the Revolving Loans for any purpose other than (i) for working capital; (ii) for Capital Expenditures to the extent permitted by Section 6.12; and (iii) other lawful corporate purposes; or

               (b) Use any portion of the proceeds of the Loans in any manner which might cause the Loans, the application of the proceeds thereof, or the transactions contemplated by this Agreement to violate Regulation T, U, or X of the Board of Governors of the Federal Reserve System, or any other regulation of such board, or to violate the Securities and Exchange Act of 1934, as amended or supplemented.

          6.2  Debt.  Create, incur, assume or suffer to exist, or permit any
               ----
Subsidiary to create, incur, assume or suffer to exist, any Debt except for (i) Permitted Debt, and (ii) unsecured financing from a financial institution in an amount not to exceed $100,000.

          6.3  Liens.  Create, incur, assume or suffer to exist, or permit any
               -----
Subsidiary to create, incur, assume or suffer to exist, any Lien (including the lien of an attachment, judgment or execution) on any of its Assets, whether now owned or hereafter acquired, except Permitted Liens; or sign or file, or permit any Subsidiary to sign or file, under the Uniform Commercial Code as adopted in any jurisdiction, a financing statement which names Borrower or any Subsidiary as a debtor, except with respect to Permitted Liens, or sign, or permit any Subsidiary to sign, any security agreement authorizing any secured party thereunder to file such a financing statement, except with respect to Permitted Liens.

          6.4  Merger, Consolidation, Transfer of Assets.  Wind up, liquidate or
               -----------------------------------------
dissolve, reorganize, merge or consolidate with or into any other Person, or acquire all or substantially all of the Assets or the business of any other Person, or permit any Subsidiary to do so.

          6.5  Leases.  Create, incur, assume or suffer to exist, or permit any
               ------
Subsidiary to create, incur, assume or suffer to exist, any obligation as a lessee for the rental or hire of any real or personal property.

          6.6  Sales and Leasebacks. Sell, transfer, or otherwise dispose of,
               --------------------
or permit any Subsidiary to sell, transfer, or otherwise dispose of, any real or personal property to any Person, and thereafter directly or indirectly leaseback the same or similar property.

          6.7  Asset Sales. Conduct any Asset Sale, or permit any Subsidiary to
               -----------
do so

          6.8  Investments. Make, or permit any Subsidiary to make, any loans
               -----------
other than loans to employees of less than five hundred dollars ($500) or advances to, or any investment in, any Person; or acquire, or permit any Subsidiary to acquire, any capital stock, Assets, obligations, or other securities of, make any contribution to, or otherwise acquire any interest in, any Person; or acquire or form or permit any Subsidiary to acquire or form, any new Subsidiary unless Borrower or such Subsidiary concurrently therewith complies with Section 5.9, and Borrower, or such Subsidiary, as the case may be, pledges 100% of the ownership interests in such new Subsidiary to Lender pursuant to such security or pledge agreements and other instruments and documents as Lender shall require, all in form and substance satisfactory to Lender in its sole and absolute discretion; or participate, or permit any Subsidiary to participate, as a partner or joint venturer with any other Person.

          6.9  Character of Business. Engage in any business activities or
               ---------------------
operations substantially different from or unrelated to its present business activities and operations, or permit any Subsidiary to do so.

          6.10 Distributions. Declare or pay any Distributions; or purchase,
               -------------
redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding; or make any distribution of Assets to its shareholders, whether in cash, Assets, or in obligations of Borrower; or allocate or otherwise set apart any sum for the payment of any Distribution on, or for the purchase, redemption or retirement of, any of its capital stock; or make any other distribution by reduction of capital or otherwise in respect of any of its capital stock; or permit any Subsidiary to purchase or otherwise acquire for value any capital stock of Borrower or any other Subsidiary.

          6.11 Guaranty. Assume, guaranty, endorse (other than checks and drafts
               --------
received by Borrower in the ordinary course of business so long as an Event of Default has not occurred), or otherwise be or become directly or contingently responsible or liable, or permit any Subsidiary to assume, guaranty, endorse, or otherwise be or become directly or contingently responsible or liable (including, any agreement to purchase any obligation, stock, Assets, goods, or services or to supply or advance any funds, Assets, goods, or services, or any agreement to maintain or cause such Person to maintain, a minimum working capital or net worth, or otherwise to assure the creditors of any Person against loss) for the obligations of any other Person; or pledge or hypothecate, or permit any Subsidiary to pledge or hypothecate, any of its Assets as security for any liabilities or obligations of any other Person.

          6.12 Transactions with Affiliates. Enter into any transaction, except
               ----------------------------
for employment contracts in the ordinary course of business, including the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, or permit any Subsidiary to enter into any transaction, including the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate.

          6.13 Stock Issuance. Issue any additional ownership interests, or
               --------------
permit any Subsidiary to do so, except for such interests having an aggregate purchase price not to exceed $2,000,000 and provided that if such aggregate purchase price exceeds $2,000,000, 30% of such excess purchase price (the "Excess Proceeds") shall be applied to repay any outstanding Obligations, and the Revolving Credit Commitment shall be reduced by the amount of the Excess Proceeds.

               (a)

          6.14 Transactions Under ERISA. Directly or indirectly:
               ------------------------

               (a) engage, or permit any Subsidiary of Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

               (b) permit to exist with respect to any Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), whether or not waived;

               (c) fail, or permit any Subsidiary of Borrower to fail, to pay timely required contributions or installments due with respect to any waived funding deficiency to any Plan;

               (d) terminate, or permit any Subsidiary of Borrower to terminate, any Plan where such event would result in any liability of Borrower, any of its Subsidiaries or any member of ERISA Group under Title IV of ERISA;

               (e) fail, or permit any Subsidiary of Borrower to fail, to make any required contribution or payment to any Multiemployer Plan;

               (f) fail, or permit any Subsidiary of Borrower to fail, to pay to a Plan or Multiemployer Plan any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

               (g) amend, or permit any Subsidiary of Borrower to amend, a Plan resulting in an increase in current liability for the plan year such that either of Borrower, any Subsidiary of Borrower or any the member of the ERISA Group is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code; or

               (h) withdraw, or permit any Subsidiary of Borrower to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrower, any of its Subsidiaries or any member of the ERISA Group in excess of $10,000.

                                  ARTICLE VII
                                  -----------

                        EVENTS OF DEFAULT AND REMEDIES
                        ------------------------------

          7.1  Events of Default.   The occurrence of any one or more of the
               -----------------
following events, acts or occurrences shall constitute an event of default (an "Event of Default") hereunder:

               (a) Borrower fails to pay any payment of principal or interest due on the Loans, the Fees, any Lender Expenses, or any other amount payable hereunder or under any Loan Document;

               (b) Borrower fails to observe or perform any of the covenants and agreements set forth in Article VI;

               (c) Borrower fails to observe or perform any covenant or agreement set forth in this Agreement and the Loan Documents (other than those covenants and agreements described in Sections 7.1(a) and 7.1(b)), and such failure continues for fifteen (15) days after the earlier to occur of (i) Borrower obtaining knowledge of such failure or (ii) Lender's dispatch of notice to Borrower of such failure;

               (d) Any representation, warranty or certification made by Borrower or any Guarantor or any officer or employee of Borrower in this Agreement or any Loan Document, in any certificate, financial statement or other document delivered pursuant to this Agreement or any Loan Document proves to have been untrue in any material respect when made;

               (e) Borrower fails to pay when due (including any applicable grace period) any payment in respect of Debt or other extensions of credit or financial arrangements (other than under this Agreement);

               (f) Any event or condition occurs that: (i) results in the acceleration of the maturity of Debt, or other financial arrangements of Borrower; or (ii) permits (or, with the giving of notice or lapse of time or both, would permit) the holder or holders of such Debt or extensions of credit or financial accommodations or any Person acting on behalf of such holder or holders to accelerate the maturity thereof;

               (g) Borrower commences a voluntary Insolvency Proceeding seeking liquidation, reorganization or other relief with respect to itself or its Debt or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official over it or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary Insolvency Proceeding or fails generally to pay its Debt as it becomes due, or takes any action to authorize any of the foregoing;

               (h) An involuntary Insolvency Proceeding is commenced against Borrower seeking liquidation, reorganization or other relief with respect to it or its Debt or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property and any of the following events occur: (i) the petition commencing the Insolvency Proceeding is not timely controverted; (ii) the petition commencing the Insolvency Proceeding is not dismissed within forty-five (45) calendar days of the date of the filing thereof; (iii) an interim trustee is appointed to take possession of all or a substantial portion of the Assets of, or to operate all or any substantial portion of the business of, Borrower; or (iv) an order for relief shall have been issued or entered therein;

               (i) Borrower suffers (i) any money judgment in excess of applicable insurance coverage or (ii) any writ, warrant of attachment, or similar process ("Process") except that money judgments of $5000 or less or Process that are paid, cured or vacated within five (5) business days shall not be a default;

               (j) A judgment creditor obtains possession of any of the Assets of Borrower or any Guarantor by any means, including levy, distraint, replevin, or self-help, or any order, judgment or decree is entered decreeing the dissolution of Borrower or any Guarantor;

               (k) Any Change of Control occurs;

               (l) Any of the Loan Documents fails to be in full force and effect for any reason, or Lender fails to have a perfected, first priority Lien in and upon all of the collateral assigned or pledged to Lender thereunder, or a breach, default or an event of default occurs under any Loan Document; or

               (m) Any other Material Adverse Effect occurs.

          7.2  Remedies.
               --------

               (a) Acceleration. Upon the occurrence of any Event of Default
                   ------------
described in Section 7.1(g) or 7.1(h), the Obligations shall become immediately due and payable without any election or action on the part of Lender without presentment, demand, protest or notice of any kind, all of which Borrower hereby expressly waives. Upon the occurrence and continuance of any other Event of Default, Lender may, at its election, without notice of its election and without demand, immediately declare the Obligations to be due and payable, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which Borrower hereby expressly waives.

               (b) Termination of Revolving Credit Commitment. Upon the
                   ------------------------------------------
occurrence of any Unmatured Event of Default or Event of Default, Lender may, at its option, terminate the Revolving Credit Commitment and cease making Revolving Loans to Borrower.

          7.3  Remedies Cumulative. The rights and remedies of Lender herein and
               -------------------
in the Loan Documents are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law, in equity or otherwise.

                                 ARTICLE VIII
                                 ------------

                                     TAXES
                                     -----

          8.1  Taxes on Payments. All payments in respect of the Obligations
               -----------------
shall be made free and clear of and without any deduction or withholding for or on account of any present and future taxes, levies, imposts, deductions, charges, withholdings, assessments or governmental charges, and all liabilities with respect thereto, imposed by the United States of America, any foreign government, or any political subdivision or taxing authority thereof or therein, excluding any taxes imposed on Lender under the Internal Revenue Code or similar state and local laws and determined by Lender's net income, and any franchise taxes imposed on Lender by the State of New York (or any political subdivision thereof) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, assessments, charges and liabilities being hereinafter referred to as "Taxes"). If any Taxes are imposed and required by law to be deducted or withheld from any amount payable to Lender, then Borrower shall (i) increase the amount of such payment so that Lender will receive a net amount (after deduction of all Taxes) equal to the amount due hereunder, and (ii) pay such Taxes to the appropriate taxing authority for the account of Lender prior to the date on which penalties attach thereto or interest accrues thereon; provided, however,
                                                            --------  -------
if any such penalties or interest shall become due, Borrower shall make prompt payment thereof to the appropriate taxing authority.

          8.2  Indemnification For Taxes. Borrower shall indemnify Lender for
               -------------------------
the full amount of Taxes (including penalties, interest, expenses and Taxes arising from or with respect to any indemnification payment) arising therefrom or with respect thereto, whether or not the Taxes were correctly or legally asserted. This indemnification shall be made on demand.

          8.3  Evidence of Payment. Within thirty (30) days after the date of
               -------------------
payment of any Taxes, Borrower shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment due hereunder or under the Notes, Borrower shall furnish to Lender a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to Lender, in either case stating that such payment is exempt from or not subject to Taxes.

                                  ARTICLE IX
                                  ----------

                                 MISCELLANEOUS
                                 -------------

          9.1  Notices. All notices, requests and other communications to any
               -------
party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth on the signature pages hereof or such other address or facsimile number as such party may hereafter specify by notice to the other party in accordance with this Section 9.1. Each such notice, request or other communication shall be deemed given on the second business day after mailing; provided that actual
                                                       --------
notice, however and from whomever given or received, shall always be effective on receipt; provided further that notices to Lender pursuant to Article II shall
            --------
not be effective until received by a Responsible Officer of Lender; provided
                                                                    --------
further that notices sent by Lender in connection with Sections 9504 or 9505 of
-------
the New York Uniform Commercial Code shall be deemed given when deposited in the mail or personally delivered, or, where permitted by law, transmitted by facsimile.

          9.2  No Waivers. No failure or delay by Lender in exercising any
               ----------
right, power or privilege hereunder or under any Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          9.3  Lender Expenses; Documentary Taxes; Indemnification.
               ---------------------------------------------------

               (a)  Borrower shall pay all Lender Expenses on demand.

               (b) Borrower shall pay all and indemnify Lender against any and all transfer taxes, documentary taxes, assessments, or charges made by any Governmental Authority and imposed by reason of the execution and delivery of this Agreement, any of the Loan Documents, or any other document, instrument or agreement entered into in connection herewith.

               (c) Borrower shall and hereby agrees to indemnify, protect, defend and hold harmless Lender and its directors, officers, agents, employees and attorneys (collectively, the "Indemnified Persons" and individually, an
                                  -------------------
"Indemnified Person") from and against (i) any and all losses, claims, damages,
 ------------------
liabilities, deficiencies, judgments, costs and expenses (including attorneys' fees and attorneys' fees incurred pursuant to proceedings arising under the Bankruptcy Code) incurred by any Indemnified Person (except to the extent that it is finally judicially determined to have resulted from the gross negligence or willful misconduct of any Indemnified Person) arising out of or by reason of any litigations, investigations, claims or proceedings (whether administrative, judicial or otherwise), including discovery, whether or not Lender is designated a party thereto, which arise out of or are in any way related to (1) this Agreement, the Loan Documents or the transactions contemplated hereby or thereby, (2) any actual or proposed use by Borrower of the proceeds of the Loans, or (3) Lender's entering into this Agreement, the Loan Documents or any other agreements and documents relating hereto; (ii) any such losses, claims, damages, liabilities, deficiencies, judgments, costs and expenses arising out of or by reason of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence on, under or about Borrower's operations or property or property leased by Borrower of any material, substance or waste which is or becomes designated as Hazardous Materials; (iii) any such losses, claims, damages, liabilities, deficiencies, judgments, costs and expenses, penalties, fines and other sanctions arising from any claim that Borrower's or any Subsidiaries' premises is not in compliance with the requirements of the ADA; and (iv) any such losses, claims, damages, liabilities, deficiencies, judgments, costs and expenses incurred in connection with any remedial or other action taken by Borrower or Lender in connection with compliance by Borrower with any federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines (except to the extent that it is finally judicially determined to have resulted from the gross negligence or willful misconduct of any Indemnified Person). If and to the extent that the obligations of Borrower hereunder are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations of Lender which is permissible under applicable law.

               (d)  Borrower's obligations under this Section 9.3 and under
Section 8.2 shall survive any termination of this Agreement and the Loan Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of its obligations set forth in this Agreement.

          9.4  Amendments and Waivers. Any provision of this Agreement or any of
               ----------------------
the Loan Documents to which Borrower is a party may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the party asserted to be bound thereby, and then such amendment or waiver shall be effective only in the specific instance and specific purpose for which given.

          9.5  Successors and Assigns; Participations; Disclosure.
               --------------------------------------------------

               (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender and any such prohibited assignment or transfer by Borrower shall be void.

               (b) Lender may make, carry or transfer the Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of Lender or to any Federal Reserve Lender, all without Borrower's consent.

               (c) Lender may, at its own expense, assign to one or more Lender or other financial institutions all or a portion of its rights (including voting rights) and obligations under this Agreement and the Loan Documents. In the event of any such assignment by Lender pursuant to this Section 9.5(c), Lender's obligations under this Agreement arising after the effective date of such assignment shall be released and concurrently therewith, transferred to and assumed by Lender's assignee to the extent provided for in the document evidencing such assignment, and Lender shall give prompt notice of such assignment to Borrower.

               (d) Lender may at any time sell to one or more Lender or other financial institutions (each a "Participant") participating interests in the
                                -----------
Loans, and in any other interest of Lender hereunder. In the event of any such sale by Lender of a participating interest to a Participant, Lender's obligations under this Agreement shall remain unchanged, Lender shall remain solely responsible for the performance thereof, and Borrower shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under this Agreement. Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest.

               (e)  Borrower authorizes Lender to disclose to any assignee under
Section 9.5(c) or any Participant (either, a "Transferee") and any prospective
                                              ----------
Transferee any and all financial information in Lender's possession concerning Borrower which has been delivered to Lender by Borrower pursuant to this Agreement or which has been delivered to Lender by Borrower in connection with Lender's credit evaluation prior to entering into this Agreement.

               (f) Borrower agrees that Lender may use Borrower's name in advertising and promotional materials, and in conjunction therewith, Lender may disclose the amount of the Loans and the purpose thereof. Lender agree that they shall seek prior approval of such materials from Borrower which approval shall not be unreasonably withheld or delayed.

          9.6  Counterparts; Effectiveness; Integration. This Agreement may be
               ----------------------------------------
signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall be effective when executed by each of the parties hereto. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof, EXCEPT that a certain retainer letter dated December 21, 1999 and the Standard Terms and Conditions attached thereto, executed by Lender and Borrower, attached hereto as Exhibit 9.6(a) shall and hereby do survive the execution of this Agreement, remain in full force and effect and all of the provisions therein are incorporated into this Agreement by reference as though set forth herein in full.

          9.7  Severability. The provisions of this Agreement are severable. The
               ------------
invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof shall be declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof.

          9.8  Governing Law. This Agreement shall be deemed to have been made
               -------------
in the State of New York and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law. This Agreement, the Retainer Agreement executed simultaneously herewith and any other matters hereunder shall be governed by and construed in accordance with the internal laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and Rule 327(b) of the New York Civil Practice Law and Rules.

          9.9  Judicial Reference.
               ------------------

               (a) (a) Other than (i) nonjudicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Agreement, which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as
                                                      ----------
the date on which a party subject to this Agreement gives written notice to all other parties that a controversy, dispute or claim exists), shall be governed by and construed in accordance with the internal laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and Rule 327(b) of the New York Civil Practice Law and Rules. Lender and Borrower hereby irrevocably submit the to non-exclusive jurisdiction of the federal and New York State courts located in the City, the Borough of Manhattan in connection with any suit, action or proceeding related to this Agreement or any of the matters contemplated hereby, irrevocably waive any defense of lack of personal jurisdiction and irrevocably agree that all claims in respect of any suit, action or proceeding any be heard and determined in any such court. Lender and Borrower irrevocably waive, to the fullest extent they may effectively do so under applicable law, any objections which they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.


               [Remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:                           PC Support.com, Inc.

                                    By      /s/ Michael G. McLean
                                       --------------------------
                                    Title:  President and CEO
                                           ----------------------

                                    Address for Notices:

                                    Suite 230, 4400 Dominion Street
                                    Burnaby, B.C., Canada V5G 4G
                                    Attn:  Mr. Michael G. McLean
                                           President and CEO
                                    Telephone:  (604) 419-4490
                                    Facsimile:  (604) 419-4494

                                    With a copy to:

                                    Sanford J. Hillsberg, Esq.
                                    Troy & Gould
                                    1801 Century Park East
                                    Suite 1600
                                    Los Angeles, CA  90067

LENDER:                             ICE Holdings North America, LLC

                                    By      /s/ Andrew Smith
                                       --------------------------
                                    Title:  Managing Director
                                           ----------------------

                                    Address for Notices:

                                    645 Madison Avenue
                                    13/th/ Floor
                                    New York, New York 10022

                                    With a copy to:

                                    James D. Fornari, Esq.
                                    645 Madison Avenue
                                    13/th/ Floor
                                    New York, New York 10022

                        FORM OF SECURED REVOLVING NOTE
                        ------------------------------

$1,000,000                                                    New York, New York
                                                               ________ __, 2000

     1. FOR VALUE RECEIVED, PC Support.com, Inc., a Nevada corporation, ("Maker"), promises to pay to the order of ICE HOLDINGS NORTH AMERICA, LLC.,
  -----
("Payee"), on or before the Maturity Date, the principal sum of One Million
  -----
Dollars ($1,000,000), or such lesser sum as shall equal the aggregate outstanding principal amount of the Revolving Loans made by Payee to Maker pursuant to the Agreement (as defined below).

     2.   This Secured Revolving Note (this "Note") shall bear interest at a per
                                             ----
annum rate equal to eleven (11%) per cent per annum (the "Lending Rate").  All
                                                          ------------
computations of interest shall be calculated on the basis of a year of three hundred sixty (360) days for the actual days elapsed. Interest shall accrue from the date of this Note to the date of repayment of this Note in accordance with the provisions hereof. Maker shall pay all accrued but unpaid interest on the Revolving Loans, in arrears, on the first Business Day of each and every month. As used herein, "Business Day" means any day other than a Saturday, a Sunday, or
                 ------------
a day on which commercial banks in the City of New York, New York are authorized or required by law or executive order or decree to close.

     3. Maker hereby authorizes Payee to record in its books and records the date and amount of each Revolving Loan, and of each payment of principal made by Maker, and Maker agrees that all such notations shall, in the absence of manifest error, be conclusive as to the matters so noted; provided, however, any
                                                          --------  -------
failure by Payee to make such notation with respect to any Revolving Loan or payment thereof shall not limit or otherwise affect Maker's obligations under the Agreement or this Note.

     4. If any payment due hereunder or under the Agreement shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), in addition to and not in substitution of any other rights and remedies which Payee may have with respect to such nonpayment, the entire principal balance owing hereunder shall bear interest at the Lending Rate plus five hundred (500) basis
                                                  ----
points until such overdue payment is paid in full. In addition, interest, Bank Expenses and Fees due hereunder or under the Agreement not paid when due shall bear interest at the Lending Rate plus five hundred (500) basis points until
                                  ----
such overdue payment is paid in full.

     5. If any payment due hereunder, whether for principal, interest, or otherwise, is not paid on or before the tenth day after the date such payment is due, in addition to and not in substitution of any of Payee's other rights and remedies with respect to such nonpayment, Maker shall pay to Payee, a late payment fee ("Late Payment Fee") equal to five percent (5%) of the amount of
              ----------------
such overdue payment. The Late Payment Fee shall be due and payable on the eleventh day after the due date of the overdue payment with respect thereto.

     6. Maker shall make all payments hereunder in lawful money of the United States of America and in immediately available funds to Payee at Payee's office located at 645 Madison

Avenue, 13/th/ Floor, New York, New York 10022 or to such other address as Payee may from time to time specify by notice to Maker in accordance with the terms of the Agreement.

     7. In no event shall the interest rate and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Payee has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the principal balance hereof, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there is no principal balance outstanding, Payee shall refund to Maker such excess.

     8. This Note is the Revolving Note referred to in that certain Revolving Credit Agreement, of even date herewith (as may be at any time hereafter amended, supplemented, or otherwise modified or restated, the "Agreement"), by
                                                               ---------
and between Maker, as Borrower, and Payee, as Lender, and is governed by the terms thereof. Initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement. The Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and also for prepayments on account of principal of this Note prior to the maturity hereof upon the terms and conditions specified in the Agreement.

     9. This Note is secured by the Liens granted to Payee under the Loan Documents.

    10. Maker hereby waives presentment for payment, notice of dishonor, protest and notice of protest.

    11.   Governing Law.  This Agreement shall be deemed to have been made in
          -------------
the State of New York and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law. This Agreement, the Retainer Agreement executed simultaneously herewith and any other matters hereunder shall be governed by and construed in accordance with the internal laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and Rule 327(b) of the New York Civil Practice Law and Rules.

    12.   Judicial Reference
          ------------------

          Other than (i) nonjudicial foreclosure and all matters
in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Agreement, which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as
                                                      ----------
the date on which a party subject to this Agreement gives written notice to all other parties that a controversy, dispute or claim exists), shall be governed by and construed in accordance with the internal laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and Rule 327(b) of the New York Civil Practice Law and Rules. Lenders and

Borrower hereby irrevocably submit the to non-exclusive jurisdiction of the federal and New York State courts located in the City, the Borough of Manhattan in connection with any suit, action or proceeding related to this Agreement or any of the matters contemplated hereby, irrevocably waive any defense of lack of personal jurisdiction and irrevocably agree that all claims in respect of any suit, action or proceeding any be heard and determined in any such court. Lenders and Borrower irrevocably waive, to the fullest extent they may effectively do so under applicable law, any objections which they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

          IN WITNESS WHEREOF, Maker has duly executed this Note as of the date first above written.

Maker:                        PC Support.com, Inc.


                              By
                                 ------------------------------

                              Title
                                    ---------------------------